Capital World Growth and Income Fund, Inc.
333 South Hope Street, Los Angeles, California 90071-1406
Phone (213) 486 9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74N, 74U1 and 74U2, 74V1 and 74V2, the complete answers are as follows:

Item 48K
If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.

Step:	Asset Value ($000's omitted)	Annual Fee Rate
K) over	115,000,000	0.350

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$790,172
Class B	$35,271
Class C	$72,634
Class F1	$62,303
Class F2	$3,356
Total	$963,736
Class 529-A	$21,979
Class 529-B	$1,931
Class 529-C	$4,691
Class 529-E	$897
Class 529-F1	$596
Class R-1	$1,869
Class R-2	$11,683
Class R-3	$23,454
Class R-4	$21,043
Class R-5	$27,650
Class R-6	-
Total	$115,793

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4500
Class B	$0.3523
Class C	$0.3507
Class F1	$0.4530
Class F2	$0.4877
Class 529-A	$0.4494
Class 529-B	$0.3461
Class 529-C	$0.3472
Class 529-E	$0.4105
Class 529-F	$0.4724
Class R-1	$0.3618
Class R-2	$0.3446
Class R-3	$0.4154
Class R-4	$0.4531
Class R-5	$0.4903
Class R-6	-

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,680,421
Class B	94,420
Class C	194,179
Class F1	129,116
Class F2	9,508
Total	2,107,644
Class 529-A	50,299
Class 529-B	5,635
Class 529-C	13,882
Class 529-E	2,254
Class 529-F	1,327
Class R-1	5,745
Class R-2	36,109
Class R-3	60,740
Class R-4	49,622
Class R-5	53,745
Class R-6	10,343
Total	289,701

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$28.48
Class B	$28.30
Class C	$28.21
Class F1	$28.43
Class F2	$28.49
Class 529-A	$28.42
Class 529-B	$28.31
Class 529-C	$28.30
Class 529-E	$28.38
Class 529-F	$28.44
Class R-1	$28.26
Class R-2	$28.19
Class R-3	$28.33
Class R-4	$28.43
Class R-5	$28.50
Class R-6	$28.49

Item 75B

B) Monthly average	61,818,620